                                                                   EXHIBIT 21.01

                             HOLOGIC SUBSIDIARIES

-----------------------------------------------------------------------
Name                                   Jurisdiction of Organization
-----------------------------------------------------------------------
Direct Radiography Corp.               Delaware
-----------------------------------------------------------------------
Fluoroscan Imaging Systems, Inc.       Delaware
-----------------------------------------------------------------------
Fluoroscan International, Inc.         Delaware
-----------------------------------------------------------------------
Hologic Investment Corp.               Massachusetts
-----------------------------------------------------------------------
X-Ray Technology Corp.                 Delaware
-----------------------------------------------------------------------
Hologic Foreign Sales Corporation      US Virgin Islands
-----------------------------------------------------------------------
Hologic International Holdings B.V.    Netherlands
-----------------------------------------------------------------------
Hologic Europe N.V.                    Belgium
-----------------------------------------------------------------------
Hologic France S.A.                    France
-----------------------------------------------------------------------